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Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
 The DeWolfe Companies, Inc.
at
 $19.00 Net Per Share
by
 Timber Acquisition Corporation
an indirect wholly owned subsidiary of
 Cendant Corporation

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
  CITY TIME, ON WEDNESDAY, SEPTEMBER 11, 2002, UNLESS THE OFFER IS EXTENDED.

To our clients:

        Enclosed for your consideration is an Offer to Purchase, dated August 14, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Timber Acquisition Corporation, a Massachusetts corporation ("Purchaser") and wholly owned subsidiary of NRT Incorporated, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Cendant"), to purchase all outstanding shares (the "Shares") of common stock, par value $0.01 per share, of The DeWolfe Companies, Inc., a Massachusetts corporation (the "Company"), at a purchase price of $19.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

        Also enclosed is the Letter to Stockholders, dated August 14, 2002, from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.    The offer price is $19.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2.    The Offer is being made for all outstanding Shares.

          3.    The Company's board of directors has unanimously approved and adopted the Merger Agreement (as defined below) and the transactions contemplated thereby and determined that the Offer and the Merger (as defined below), taken together, are advisable, fair to and in the best interests of the Company and its stockholders. Accordingly, the Company's board of directors unanimously recommends that stockholders tender their Shares in the Offer.

          4.    The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of August 12, 2002 (the "Merger Agreement"), among Parent, Purchaser and the Company. Pursuant to the Merger Agreement, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned indirect subsidiary of Parent (the "Merger"), or, if Parent, Purchaser or any other subsidiary of Parent, acquires at least 90% of the outstanding shares of the Company, pursuant to the Offer or otherwise, the Company will be merged with and into Purchaser with Purchaser becoming the surviving corporation. At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, Purchaser or the Company or any subsidiary of Parent or the Company or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Massachusetts Law) will be converted into the right to receive the Offer Price in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5.    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2002 (THE "EXPIRATION DATE"), UNLESS AND UNTIL, IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, PURCHASER EXTENDS THE PERIOD OF TIME FOR WHICH THE OFFER IS OPEN, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

          6.    The Offer is conditioned upon, among other things, there being validly tendered and not validly withdrawn prior to the Expiration Date that number of Shares that, together with the Shares then owned by Parent or Purchaser, represents at least two-thirds of the Shares outstanding on a fully diluted basis on the date of purchase.

          7.    Any stock transfer taxes applicable to a sale of Shares to Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          8.    Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at the ordinary income tax rate applicable to unmarried individuals (currently 30%), may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

        Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

        Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Mellon Investor Services LLC (the "Depositary") of (a) certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)) with respect to such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon

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when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Instructions with Respect to the
Offer to Purchase for Cash All Outstanding Shares of Common Stock
of
 The DeWolfe Companies, Inc.
by
 Timber Acquisition Corporation
an indirect wholly owned subsidiary of
 Cendant Corporation

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Timber Acquisition Corporation, dated August 14, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares (the "Shares") of common stock, par value $0.01 per share, of The DeWolfe Companies, Inc., a Massachusetts corporation.

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)

SHARES:

Date:

 , 2002

SIGN HERE

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Address(es)

Area Code and Telephone Number

Tax Identification or Social Security Number

(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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